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                                                                   EXHIBIT 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and "Selected Financial Data" and to the use of our report dated March 14, 1997 (except for Note 1 "The Company" and Note 5, as to which the date is June 23, 1997, and Note 10, as to which the date is June 30, 1997), in Amendment No. 3 to the Registration Statement (Form S-1) and the related Prospectus of Concentric Network Corporation for the registration of 3,450,000 shares of its common stock.

                                          Ernst & Young LLP

San Jose, California

July  , 1997

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  The foregoing consent is in the form that will be signed upon the completion of the reincorporation of the Company under the laws of the State of Delaware and the restatement of capital accounts described in Note 10 to the financial statements.

                                          /s/ Ernst & Young LLP

San Jose, California

June 30, 1997